                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       PAREXEL International Corporation
                (Name of Registrant as Specified In Its Charter)

                       PAREXEL International Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [Parexel Logo]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525

                                             October 18, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PAREXEL International Corporation (the "Company") to be held at 10:00 a.m., Eastern Standard Time, Thursday, November 21, 2002, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.

     At this meeting, you will be asked to consider and vote upon the following matters:

     (i) The election of two Class I Directors to the Company's Board of Directors, each to serve for a term continuing until the annual meeting of stockholders in 2005 and until his successor is duly elected and qualified;

     (ii) The approval of an amendment to the Company's 2000 Employee Stock Purchase Plan to increase the maximum number of shares available for sale under the plan by 1,000,000 shares;

     (iii) The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2003; and

     (iv) The transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          /s/ Josef von Rickenbach



                                          Josef H. von Rickenbach
                                          Chairman of the Board and Chief
                                          Executive Officer

                                 [PAREXEL LOGO]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 21, 2002

To the Stockholders of PAREXEL International Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), will be held at 10:00 a.m., Eastern Standard Time, on Thursday, November 21, 2002, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420, to consider and vote upon the following matters:

     1. To elect two Class I Directors to the Company's Board of Directors, each to serve for a term continuing until the annual meeting of stockholders in 2005 and until his successor is elected and qualified;

     2. To approve an amendment to the Company's 2000 Employee Stock Purchase Plan to increase the maximum number of shares available for sale under the plan by 1,000,000 shares;

     3. To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2003; and

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The above items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

     Only stockholders of record at the close of business on September 30, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof. All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Mark T. Beaudouin

                                          Mark T. Beaudouin
                                          Clerk
Waltham, Massachusetts
October 18, 2002

                                 [Parexel Logo]

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                October 18, 2002

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Eastern Standard Time, on Thursday, November 21, 2002, and at any adjournments or postponements thereof (the "Meeting"), at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420. The Company's 2002 Annual Report is being mailed with this Proxy Statement on or about October 18, 2002 to all stockholders entitled to vote at the Meeting.

     The purpose of the Meeting is to consider and vote upon the following matters:

     1. To elect two Class I Directors to the Company's Board of Directors, each to serve for a term continuing until the annual meeting of stockholders in 2005 and until his successor is elected and qualified;

     2. To approve an amendment to the Company's 2000 Employee Stock Purchase Plan to increase the maximum number of shares available for sale under the plan by 1,000,000 shares;

     3. To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2003; and

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board has fixed the close of business on September 30, 2002 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 25,175,358 shares of the Company's Common Stock were issued and outstanding.

     The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Clerk of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy unless the shareholder affirmatively revokes the proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Clerk, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock voting is required for the election of the Class I Directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voting is required to approve the amendment to the Company's 2000 Employee Stock Purchase Plan (Proposal 2) and to ratify the selection of Ernst & Young LLP as the Company's auditors (Proposal 3).

     Shares which abstain from voting on a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will be counted for purposes of a quorum, but will not be counted as votes in favor of such matter. Such shares will also not be counted as voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on Proposals 1, 2 and 3 at the Annual Meeting.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of September 15, 2002 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current Director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table on page 12, and (iv) by all current Directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                            SHARES BENEFICIALLY    PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                         OWNED (1)        BENEFICIALLY OWNED (1)
------------------------                                    -------------------   ----------------------
EQSF Advisers, Inc., et al.(2)............................       4,362,815                 17.4%
Wellington Management Company, LLP(3).....................       3,250,800                 12.5
Royce & Associates, LLC(4)................................       1,903,300                  7.3
Vanguard Specialized Funds -- Vanguard Health Care
  Fund(5).................................................       1,570,200                  6.3
A. Dana Callow, Jr.(6)....................................         100,414                  0.4
A. Joseph Eagle(7)........................................          16,867                  0.1
Patrick J. Fortune, Ph.D.(8)..............................          73,828                  0.3
Richard L. Love...........................................              --                    *
Serge Okun(9).............................................          60,994                  0.2
William U. Parfet(10).....................................             334                    *
Josef H. von Rickenbach(11)...............................         395,345                  1.6
Andrew J. Morffew, Ph.D.(12)..............................          25,850                  0.1
Andrew L. Smith(13).......................................          23,000                  0.1
Carl A. Spalding(14)......................................          90,227                  0.4
James F. Winschel, Jr.(15)................................          66,666                  0.3
All executive officers and directors as a group (14
  persons)(16)............................................         936,442                  3.6%

---------------

 *   Less than 0.1% of the outstanding Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. In calculating the percentage of shares of Common Stock beneficially owned by each person or entity listed, the number of shares of Common Stock deemed outstanding includes: (i) 25,175,108 shares of Common Stock outstanding as of September 15, 2002; and (ii) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after September 15, 2002 ("Presently Exercisable Stock Options"), as set forth below. Any references in the footnotes below to shares subject to stock options held by the person in question relates only to Presently Exercisable Stock Options.

(2) The mailing address for these entities is 767 Third Avenue, New York, New York 10017. Ownership is stated as of August 12, 2002, as reflected in a
     Schedule 13-G/A filed with the Securities and Exchange Commission (the "Commission"). Consists of 1,815,200 shares beneficially owned by EQSF Advisers, Inc., ("EQSF") and 2,547,615 shares beneficially owned by M.J. Whitman Advisers, Inc. ("MJWA"). MJWA has sole voting power with regard to 2,387,835 of the shares beneficially owned by it. Martin J. Whitman, Chief Executive Officer and controlling person of EQSF and MJWA, disclaims beneficial ownership of such shares. Each of EQSF and MJWA is a registered investment adviser.

(3) The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Ownership is stated as of June 30, 2002, as reflected in a Schedule 13-F filed with the Commission. This entity has shared voting power with regard to 42,500 of these shares, sole voting power with regard to 1,517,300 of these shares, no voting power with regard to 1,691,100 of these shares and shared investment authority with regard to 42,500 of these shares. This entity is a registered investment adviser.

(4) The mailing address for this entity is 1414 Avenue of the Americas, New York, New York 10019. Ownership is stated as June 30, 2002, as reflected in a Schedule 13-F filed with the Commission.

(5) The mailing address for this entity is P.O. Box 2600, Valley Forge, Pennsylvania 19482. Ownership is stated as of August 5, 2002. This entity is a registered investment company and has shared investment power with regard to all of these shares.

(6) Includes 87,832 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(7) Includes 7,517 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(8) Includes 71,497 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(9) Includes 56,994 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(10) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(11) Includes 288,749 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(12) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(13) Includes 22,500 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(14) Includes 87,500 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(15) Includes 47,500 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options. Includes 3,200 shares of common stock held as custodian for children.

(16) Includes 771,423 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Organization, the Company's Board is divided into three classes: the Class I, Class II and Class III Directors. The term of office of each class of Directors is three years, with one class of Directors being elected at each Annual Meeting of Stockholders. The Class I Directors' terms will expire at this Meeting. The two nominees for Class I Directors are Patrick J. Fortune and William U. Parfet. The information below sets forth for each member of the Board, including the Class I nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees named below. The election of the Directors will be determined by the affirmative vote of the holders of a plurality of the shares of common stock voting at the Meeting. Each of the nominees is presently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for the election of other persons selected by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES NAMED BELOW.

CLASS I DIRECTORS: NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     PATRICK J. FORTUNE, PH.D., 55, was elected a Director of the Company in June 1996 and is a member of the Audit Committee and the Stock Option Committee of the Board. Since July 2001, Dr. Fortune has served as a Partner of Boston Millenia Partners II Limited Partnership, a venture capital firm, and since February 2002 has served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and health products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services.

     WILLIAM U. PARFET, 55, was elected a Director of the Company in June 2001 and is Chairman of the Audit Committee of the Board. Since May 1999 Mr. Parfet has served as the Chairman and Chief Executive Officer of MPI Research, Inc., Mattawan, Michigan, a research laboratory conducting risk assessment toxicology studies. From October 1995 to May 1999, he served as Co-Chairman of MPI Research, LLC and from 1993 to 1996 as President and Chief Executive Officer of Richard-Allan Medical Industries, a worldwide manufacturer of surgical products. Prior to that, he had served in a variety of positions at The Upjohn Company, most recently as Vice Chairman of the Board. He is a director of Pharmacia Corporation, Stryker Corporation, Apogent Technologies, Inc., CMS Energy Corporation, Monsanto Company, Reptron, Inc. and the Financial Accounting Foundation. He is also a Commissioner of the Michigan Department of Natural Resources.

CLASS II DIRECTORS: TERM EXPIRES AT 2003 ANNUAL MEETING OF STOCKHOLDERS

     SERGE OKUN, 56, was elected a Director of the Company in November 1997 and is a member of the Compensation Committee of the Board. Since August 1996, Mr. Okun has served as President and Chief Executive Officer of PST International and President of BMTS, both privately held ventures in health care technology. Prior to his positions at PST International, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet, in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet's Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun is a director of PST International, a privately held company.

     RICHARD L. LOVE, 59, was elected to the Board of Directors of the Company effective September 2002. Since January 2002, Mr. Love has served as a consultant to ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as Chairman of the Board of Directors of Salix Medical, as well as a director of ILEX Oncology and Signase Inc., and Interim Executive Director of San Antonio Technology Accelerator Initiative (SATAI), a non-profit corporation.

     A. JOSEPH EAGLE, 55, was elected a Director of the Company in March 1998. Since April 2000, Mr. Eagle has primarily acted as a private investor. From March 1998 to April 2000, Mr. Eagle served as President of the Company's Medical Marketing Services Division and Managing Director of PAREXEL MMS Europe Limited. From 1990 to March 1998, Mr. Eagle served as Managing Director and Chairman of PPS Europe Limited, a medical marketing services company, which was acquired by the Company in March 1998. Prior to 1985, Mr. Eagle served as Marketing Director of Ciba Geigy UK Ltd. and was a Vice President of both Pfizer

Asia Management Centre and Pfizer Africa Middle East. Prior to his service at Pfizer, Mr. Eagle was a product manager at Wellcome International.

CLASS III DIRECTORS: TERM EXPIRES AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     JOSEF H. VON RICKENBACH, 47, founded PAREXEL in 1983 and has served as a Director, Chairman of the Board and Chief Executive Officer since then and also served as President until April 2001. Prior to his involvement with PAREXEL, he was European Area Manager with ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach has worked for Schering-Plough, Inc. and 3M (East), a division of 3M Company. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the College of Economics and Administration in Lucerne, Switzerland.

     A. DANA CALLOW, JR., 50, was elected a Director of the Company in June 1986 and is a member of the Audit Committee, the Compensation Committee and the Stock Option Committee of the Board. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners Limited Partnership and Boston Millennia Partners II Limited Partnership, both venture capital firms. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures' Limited Partnerships. He is a member of the Board of Overseers of Tufts University School of Medicine. He is currently a director of PHT Technologies, Inc., and several other private companies.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met seven times and took action by unanimous written consent twice during the fiscal year ended June 30, 2002. The Board has a standing Audit Committee, Stock Option Committee and Compensation Committee. The Board does not have a nominating committee. The Audit Committee, which oversees the accounting and financial functions of the Company, met eight times during the fiscal year ended June 30, 2002. The Audit Committee has adopted a written charter, a copy of which was attached to the Company's Proxy Statement dated October 8, 2001 and is on file with the Commission. Messrs. Callow, Fortune and Parfet are the current members of the Audit Committee. Each of the members of the Audit Committee is "independent" for purposes of the Nasdaq listing standards. The Stock Option Committee of the Company, which reviews and approves option grants and administers the Company's stock plans, took action by unanimous written consent eight times during the fiscal year ended June 30, 2002. Messrs. Callow and Fortune are the current members of the Stock Option Committee. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation, met five times and took action by unanimous written consent twice during the fiscal year ended June 30, 2002. Messrs. Callow and Okun are the current members of the Compensation Committee.

     During the fiscal year ended June 30, 2002, William U. Parfet attended 73.3% of, and all of the Company's other Directors attended at least 75% of, the aggregate of the total number of meetings of the Board and all committees of the Board on which he served.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of Directors following the next annual meeting of stockholders and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

NAME                                        AGE                       POSITION(S)
----                                        ---                       -----------
Josef H. von Rickenbach...................  47    Chairman of the Board and Chief Executive Officer
Carl A. Spalding..........................  57    President and Chief Operating Officer
James F. Winschel, Jr.....................  53    Senior Vice President and Chief Financial Officer
Michael E. Woehler, Ph.D..................  57    President, Clinical Research Services
Andrew J. Morffew, Ph.D...................  52    President, PAREXEL Consulting Group
Andrew L. Smith...........................  53    President, Medical Marketing Services
Ulf I. Schneider, Ph.D....................  45    Senior Vice President and Chief Administrative
                                                  Officer
Mark T. Beaudouin.........................  47    Senior Vice President, General Counsel and Clerk

     CARL A. SPALDING, has served as President and Chief Operating Officer of the Company since April 2001. From June 1998 to September 2000 Mr. Spalding served as Executive Vice President and Group President, Healthcare Product Services of Cardinal Health, Inc., a provider of healthcare products and services. From June 1992 to June 1998, he served as Divisional Vice President, Ross Pediatric Products of Abbott Laboratories, a pharmaceutical and healthcare products manufacturer. Prior to that, Mr. Spalding was with Johnson & Johnson for 22 years in various domestic and international positions.

     JAMES F. WINSCHEL, JR., has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. ("BTM"). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President -- Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.

     MICHAEL E. WOEHLER, PH.D. has served as President, Clinical Research Services, since January 2002. From August 2001 to January 2002, Mr. Woehler served as Senior Vice President-Clinical Research Services. From May 1999 to June 2001, he served as President and Chief Executive Officer of Mosaic Technologies, Inc., a privately owned DNA application technology marketing company. Prior to that, Mr. Woehler was with Pharmacia Biotech Inc., a biotechnology company, for 18 years, most recently serving, from January 1997 to February 1999, as President of Amersham Pharmacia Biotech Inc., its North American holding company subsidiary, and Vice President, Separations Business Area. Mr. Woehler received his B.A. in biology and chemistry from Northwestern University and a Ph.D. in immunology from Marquette University.

     ANDREW J. MORFFEW, PH.D., has served as President of PAREXEL Consulting Group since March 2000. He joined the Company in April 1997 and has served in positions as Vice President Client Relations Group and Vice President PAREXEL Consulting Group. From January 1980 to April 1997 he held several positions in International Business Machines Corporation, an information technology company where from 1992 to April 1997 he served as a Principal in the IBM Consulting Group.

     ANDREW L. SMITH, has served as President, Medical Marketing Services since April 2000. From August 1996 to August 1999, Mr. Smith served as the Chief Executive Officer of Cerebrus plc, a UK based biotechnology start-up company. From December 1990 to August 1996, Mr. Smith served as Senior Vice President and Managing Director of SmithKline Beecham, a U.K. pharmaceutical company.

     ULF I. SCHNEIDER, PH.D., has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL GmbH since 1996, and is responsible for coordination of world wide administrative activities of the Company. From 1990 to 1996, he served as Director of Finance and Administration of PAREXEL GmbH.

     MARK T. BEAUDOUIN, has served as Senior Vice President of the Company since February 2002, and as General Counsel and Clerk of the Company since January 2000. He served as Vice President of the Company from January 2000 to February 2002. From April 1999 to January 2000, Mr. Beaudouin served as Vice President, General Counsel and Secretary of BC International, Inc., a development stage biotechnology company. From January 1992 to April 1999, Mr. Beaudouin served as First Senior Vice President, General Counsel and Secretary of J. Baker, Inc., a diversified retail company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its officers, Directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Board.

     In September 2001, the Company acquired 76,813 shares of Series A Preferred Stock of Xanthus Life Sciences, Inc. for $76,813 from Josef H. von Rickenbach, Chairman of the Board and Chief Executive Officer of the Company, which represents the same consideration originally paid by Mr. von Rickenbach for such shares.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16 forms they file.

     Based on the information provided to it, the Company believes that during the fiscal year ended June 30, 2002 all of its officers, Directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements, with the exception that Patrick J. Fortune reported six transactions late on a Form 4 and one transaction late on a Form 5.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors is composed of 3 members and acts under a written charter as noted above. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee held eight meetings during the fiscal year ended June 30, 2002.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2002 and has discussed with Ernst & Young LLP ("E&Y") the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002.
                                          Respectfully submitted by the Audit
                                          Committee:

                                          A. Dana Callow, Jr.
                                          Patrick J. Fortune
                                          William U. Parfet, Chairman

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 in fiscal 2002 (collectively, the "Named Executive Officers") with respect to the Company's last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                  ANNUAL COMPENSATION      COMPENSATION
                                                  -------------------   ------------------
                                         FISCAL                         AWARDS SECURITIES     ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY     BONUS     UNDERLYING/OPTIONS   COMPENSATION
---------------------------              ------   --------   --------   ------------------   ------------
Josef H. von Rickenbach................   2002    $472,205   $148,500         30,000           $ 3,000(1)
  Chairman of the Board                   2001     370,696    193,125        200,000             3,000
  and Chief Executive Officer             2000     382,502      --            40,000             4,264
Carl A. Spalding(2)....................   2002    $400,000   $138,000        --                 --
  President and Chief Operating Officer   2001     122,727     73,333        350,000            --
James F. Winschel, Jr.(3)..............   2002    $275,000   $137,500         15,000           $ 3,000(1)
  Senior Vice President                   2001     254,607    137,500        --                  3,000
  and Chief Financial Officer             2000      20,833      4,167         95,000            --
Andrew L. Smith(4).....................   2002    $270,000   $111,574         15,000            --
  President, Medical                      2001     252,301    112,644        --                $ 4,869
  Marketing Services                      2000      39,809      --            45,000             1,162
Andrew J. Morffew, Ph.D.(5)............   2002    $221,052   $109,300         15,000           $27,685(6)
  President, PAREXEL                      2001     190,948     64,998         20,000            19,241
  Consulting Group                        2000     182,292     22,027          5,000            19,510

---------------

(1) Amounts shown represent employer contributions under the Company's 401(k) plan during the fiscal year.

(2) Mr. Spalding became President and Chief Operating Officer effective March 12, 2001.

(3) Mr. Winschel became Senior Vice President and Chief Financial Officer effective June 1, 2000.

(4) Mr. Smith became President, Medical Marketing Services effective April 26, 2000.

(5) Mr. Morffew became President of PAREXEL Consulting Group effective March 21, 2000.

(6) Amounts shown represent employer contributions to defined benefit plans during the fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted pursuant to the Company's stock plans during the fiscal year ended June 30, 2002 to the Named Executive Officers as reflected in the Summary Compensation Table above.

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                             -----------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF      PERCENT OF                               RATES OF STOCK PRICE
                             SECURITIES    TOTAL OPTIONS                             APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO     EXERCISE                         TERM(1)
                               OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
NAME                         GRANTED(2)    FISCAL YEAR(3)   SHARE(4)       DATE          5%          10%
----                         -----------   --------------   ---------   ----------   ----------   ----------
Josef H. von Rickenbach....    30,000           3.65%        $11.36      9/24/09      $162,717     $389,735
Carl A. Spalding...........     --            --              --           --           --           --
James F. Winschel, Jr......    15,000           1.82          11.36      9/24/09        81,358      194,868
Andrew L. Smith............    15,000           1.82          11.36      9/24/09        81,358      194,868
Andrew J. Morffew, Ph.D....    15,000           1.82          11.36      9/24/09        81,358      194,868

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Exercisable in four equal installments commencing one year from the date of grant.

(3) Based on an aggregate of 822,500 shares subject to options granted in the fiscal year ended June 30, 2002 to employees of the Company.

(4) The exercise price per share was equal to the fair market value of the Company's Common Stock on the date of grant.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the number of securities underlying options granted to the Named Executive Officers, including
(i) the number of unexercised stock options outstanding as of June 30, 2002; and
(ii) the value of such unexercised options at June 30, 2002. No stock options were exercised by any of the Named Executive Officers for the fiscal year ended June 30, 2002.

                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                        OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
Josef H. von Rickenbach...............    235,749        203,001       $483,668       $336,568
Carl A. Spalding......................     87,500        262,500        167,125        501,375
James F. Winschel, Jr.................     47,500         62,500        233,225        271,475
Andrew L. Smith.......................     22,500         37,500        115,425        153,675
Andrew J. Morffew, Ph.D...............     24,350         32,750         38,063        133,513

---------------

(1) Value is based on the difference between the option exercise price and the fair market value at June 30, 2002, the fiscal year-end ($13.91 per share as quoted on the Nasdaq National Market on June 28, 2002) multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     The Company and Josef H. von Rickenbach, Chairman and Chief Executive Officer, are parties to an Employment Agreement, dated December 6, 1999, as amended. This contract has an initial term of three years and automatically renews for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event of termination by the Company by non-renewal of the agreement, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. In addition, in the event of termination by the Company other than for "cause" (as defined in the agreement), or by Mr. von Rickenbach for "good reason" (as defined in the agreement), and not in connection with a "change of control" of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive, (a) continued payment of his then-current base salary for the next three years, plus (b) bonus payments for the next three years in the amount equal to the greater of his target amount for such year and the actual amount he received in the prior year, (c) continued perquisites and benefits for the next three years, (d) the vesting of all unexpired stock options, and (d) a lump sum payment for all other awards under any other long term incentive plan. In the event of termination by the Company other than for cause or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to a change of control (but after the commencement of substantive discussions that ultimately result in the change of control) and ending 18 months following a change of control, Mr. von Rickenbach would be entitled to receive a lump sum payment equal to (a) the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (b) the amount of base salary, bonus payments (in the amount equal to the greater of his target amount for such year or the actual amount he received in the previous year) and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (c) outplacement services and (d) the vesting of all unexpired stock options. The agreement further provides that benefits will be supplemented by an additional payment to "gross up" Mr. von Rickenbach for any excise tax under the "golden parachute" tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped). The current rate of compensation for Mr. Von Rickenbach under this agreement is $450,000 for an annual salary, with a bonus target of not less than $110,000.

     The Company and Carl A. Spalding, President and Chief Operating Officer, are parties to an Executive Change of Control/Severance Agreement dated April 9, 2001. Under the terms of the agreement, if the Company terminates Mr. Spalding's employment without "cause" (as defined in the agreement) at any time, or Mr. Spalding terminates his employment for "good reason" (as defined in the agreement) during the 18 month period following a "change in control" of the Company (as defined in the agreement), Mr. Spalding would be entitled to receive a lump sum cash payment equal to 18 months of his monthly base salary, at the highest monthly base salary rate in effect in the twelve month period prior to the termination of employment, plus the target bonus that could have been payable during the 18 month period following termination, payable in accordance with the Company's regular practice for the payment of bonuses pursuant to its Performance Bonus Plan. In addition, in the event his employment is terminated by the Company without cause more than nine (9) months prior to a change in control, Mr. Spalding is entitled to receive pro-rata vesting of any stock options that would have vested (assuming continued employment) on the next anniversary date of the date of grant of any such stock option. In addition, Mr. Spalding is entitled to accelerated vesting under stock option plans, continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination and accelerated vesting of capital accumulation benefits in the case of his termination by the Company without cause or by Mr. Spalding for good reason in connection with a change in control of the Company. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Spalding for any excise tax under the "golden parachute" tax provisions of the Code.

     The Company and James F. Winschel, Jr., Senior Vice President and Chief Financial Officer, are parties to an Executive Change of Control/Severance Agreement dated April 3, 2001. Under the terms of the agreement, if the Company terminates Mr. Winschel's employment without "cause" (as defined in the agreement) during the period beginning 9 months prior to and ending 18 months following a "change in control" of the Company (as defined in the agreement) or Mr. Winschel terminates his employment "for good reason" (as defined in the agreement) during the 18 month period following a change in control of the Company, Mr. Winschel would be entitled to receive a lump sum cash payment equal to 12 months of his monthly salary, at the highest monthly base salary rate in effect in the 12 month period prior to the termination of employment, plus the target bonus that could have been payable to him during the 12 month period following termination. If Mr. Winschel's employment is terminated without cause not in connection with a change in control of the Company, he is entitled to receive a lump sum cash payment equal to 12 months of his base salary, at the highest monthly base salary in effect in the 12 month period prior to termination of employment plus the pro rata share of the target bonus that could have been payable to him during the year in which termination occurs. Mr. Winschel will also be entitled to accelerated vesting of both stock options and capital accumulation benefits and continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination in the event his employment is terminated without cause, or he terminates his employment for good reason, in connection with a change in control of the Company. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Winschel for any excise tax under the "golden parachute" tax provisions of the Code.

     Each of the executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during and for one year subsequent to the term of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Callow and Okun, neither of whom ever has been an officer or employee of the Company or any of its subsidiaries. Each of Messrs. Callow and Okun served on the Compensation Committee for the entire fiscal year ended June 30, 2002.

     No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.

                            DIRECTORS' COMPENSATION

     Non-employee members of the Board receive an annual lump sum payment of $25,000 payable in July of each year for service as a Director during the immediately preceding fiscal year ended June 30, pro rated according to the length of any such Board service for such fiscal year if less than a full year. In addition, non-employee Directors receive $1,500 per day for each in-person meeting of the Board and $750 per day for each meeting of the Board attended by telephone conference call.

     All non-employee Directors are eligible to receive option grants on a discretionary basis. Each non-employee Director also receives an option grant for 1,000 shares of Common Stock for each in-person meeting of the Board and its committees attended (500 shares for each in-person committee meeting attended on the same date as an in-person Board meeting), an option grant for 500 shares for each Board meeting attended by telephone conference call and an option grant for 1,000 shares for each committee meeting attended by telephone conference call. During the fiscal year ended June 30, 2002, non-employee Directors were granted options to purchase an aggregate of 53,500 shares of Common Stock in aggregate. The exercise prices for these option grants ranged from $11.36 per share to $17.30 per share. The non-employee Directors were granted options for the following number of shares of Common Stock under the Company's Second Amended and Restated 1995 Stock Option Plan (the "1995 Plan") during fiscal year 2002:
Mr. Callow, 15,500; Mr. Eagle, 4,500; Dr. Fortune, 12,000; Mr. Okun, 8,000; and
Mr. Parfet, 7,500. In addition, during fiscal year 2002, the Company granted to Mr. William T. Sobo, Jr. and Dr. Werner M. Herrmann options to purchase 2,000 and 4,000 shares, respectively, in connection with their service as Directors of the Company. Dr. Herrmann passed away in May 2002 and Mr. Sobo did not stand for re-election to the Board last November; consequently, all of the option grants in fiscal 2002 to these individuals will not vest or be exercised. The options granted to non-employee Directors vest in three equal annual installments commencing on the first anniversary of the date of grant, unless a change in control of the Company occurs in which case they become fully exercisable.

     Dr. Herrmann also received approximately $65,308 from the Company for consulting services performed during the fiscal year ended June 30, 2002, pursuant to a written consulting agreement between him and the Company.

               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Overview. The Company's executive compensation program is administered by the Compensation Committee and the Stock Option Committee of the Board of Directors (the "Compensation Committee" and "Stock Option Committee," respectively, and "Committees," collectively). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management, reviews, as appropriate, other compensation standards of the Company and administers the Company's 401(k) Savings and Retirement Plan. The Stock Option Committee, pursuant to authority delegated by the Board of Directors, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company's various stock plans, including the 1987 Stock Plan, 1989 Stock Plan, the 1995 Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-Qualified, Non-Officer Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2001 Stock Incentive Plan.

     The members of the Compensation Committee and the Stock Option Committee, all of whom are non-employee Directors, bring expertise in matters relating to executive compensation to their service on the Committees gained through their experience on other Boards of Directors of public and private companies, and through serving as senior executives at other companies. The current members of the Compensation Committee are A. Dana Callow, Jr. and Serge Okun. The current members of the Stock Option Committee are Mr. Callow and Patrick J. Fortune.

     Procedure for Establishing Compensation. During fiscal year 2002, the Compensation Committee established the annual compensation for the Company's executive officers, other than the CEO, based, in part, on recommendations of the Company's Chief Executive Officer. The Committee reviewed the recommendations, taking into account the following factors: (i) external market data on executive compensation; (ii) the Company's performance;
(iii) the individual's contribution to the Company's success; (iv) the competitive environment for the retention of executive talent; and (v) the internal equity of compensation levels among executive officers.

     Elements of Executive Compensation. The Company's compensation policy for executive officers for the fiscal year ended June 30, 2002 was designed to achieve the following objectives: (i) to enhance profitability of the Company and align management's long-term interests with those of the stockholders; (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative and achievement and
(iv) to provide competitive compensation that will attract and retain qualified executives.

     An executive officer's compensation package includes: (i) base salary, which is based upon the overall performance of the Company and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Company and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans, the Company's 2000 Employee Stock Purchase Plan and the Company's 401(k) Savings and Retirement Plan, all of which are generally available to all employees of the Company.

     Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies; (v) annual compensation increases at such companies; and (vi) corporate and individual performance. The Compensation Committee's review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2002, base salaries and variable incentive compensation opportunities for executive officers of PAREXEL were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.

     Performance-Based Compensation. The Company's performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. In establishing performance bonus formulas for the Company's executive officers for fiscal year 2002, the Compensation Committee considered: (i) the annual base compensation of each individual; (ii) individual performance; (iii) the actual performance of the Company as compared to projected performance under the Company's annual operating plan; (iv) the projected future performance of the Company; (v) the general business environment; and (vi) periodically published surveys of performance compensation at comparable companies. The Compensation Committee's review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.

     Executive Officers of the Company are eligible to participate in the Company's Performance Bonus Plan. Each participating executive officer has a specific target award that is expressed as a percentage of his or her base salary paid in the fiscal year, ranging from 35% to 60%. The award is calculated based upon the financial performance of the participant's business unit, total company performance, achievement of the participant's individual goals, or a combination of the three. For fiscal year 2002, the executive officers of the Company were each paid a bonus equal to 55-120% of his or her bonus potential under that plan.

     Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of the Company's stockholders. When establishing stock option grant levels for fiscal year 2002, the Company's Stock Option Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price. Stock options granted under the Company's stock plans generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Stock options granted to executive officers in fiscal year 2002 become exercisable in four equal annual installments.

     In awarding stock options, the Stock Option Committee reviewed: (i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies; (iii) individual performance during the fiscal year in question; and (iv) past financial performance and future expectations. For new executive officers, the Stock Option Committee also considered the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long term.

     In fiscal year 2002, certain executive officers of the Company were awarded non-qualified stock options. In the aggregate, the executive officers were granted options to purchase 177,500 shares of Common Stock.

     CEO Compensation. Generally, Mr. von Rickenbach, the Company's Chairman of the Board and Chief Executive Officer, may participate in the same compensation programs that are available to the Company's other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. von Rickenbach's compensation is subject to the terms of his employment agreement with the Company. The current rate of compensation for Mr. von Rickenbach under this agreement is $450,000 for an annual salary, with a bonus target of not less than $110,000.

     Mr. von Rickenbach was paid a bonus of $148,500 for fiscal year 2002, pursuant to the terms of his employment agreement, as a result of the achievement of certain specified objectives for fiscal year 2002. These objectives were based on the satisfaction of the Company's financial and business objectives.

     As described above, during fiscal year 2002, Mr. von Rickenbach was granted stock options to purchase 30,000 shares of Common Stock at a price of $11.36 per share. The exercise price was equal to the fair market value of such stock on the date of grant. All of the options were non-qualified options and vest in equal increments over a four year period commencing on the first anniversary of the date of grant.

     Deductibility of Executive Compensation. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committees have considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Committees' present intention that, for so long as it is consistent with the Company's overall compensation objective, executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     No member of the Compensation Committee or the Stock Option Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                         Respectfully submitted by the:

Compensation Committee:                      Stock Option Committee:
A. Dana Callow, Jr.                          A. Dana Callow, Jr.
Serge Okun                                   Patrick J. Fortune

                            STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the period from June 30, 1997 through June 30, 2002, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on June 30, 1997 in the Company's Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

                              [Performance Chart]

--------------------------------------------------------------------------------------
                       June 30,   June 30,   June 30,   June 30,   June 30,   June 30,
                         1997       1998       1999       2000       2001       2002
--------------------------------------------------------------------------------------
 PAREXEL
  International
  Corporation          $100.00    $114.57    $ 41.93    $ 30.12    $ 61.42    $ 43.81
 Nasdaq U.S. Stock
  Index                 100.00     131.63     189.11     279.59     151.56     103.34
 Nasdaq Health
  Services Index        100.00      97.42      91.69      70.76     100.98      99.22

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL 2

                        PROPOSAL TO APPROVE AMENDMENT TO
                       2000 EMPLOYEE STOCK PURCHASE PLAN

     The Board amended the Company's 2000 Employee Stock Purchase Plan (the "2000 Plan") on September 12, 2002, subject to stockholder approval, to increase the maximum number of shares available for sale from 1,000,000 to 1,800,000 and is seeking the approval of the amendment to the 2000 Plan at the 2002 Annual Meeting of Stockholders of the Company. A favorable vote of the holders of at least a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting is required for approval of the amendment to the 2000 Plan. The Board recommends that stockholders vote for such approval.

     The purpose of the 2000 Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The 2000 Plan qualifies as an "Employee Stock Purchase Plan" as defined in the Code. The 2000 Plan was adopted to replace the Company's 1995 Employee Stock Purchase Plan, which terminated during fiscal year 2000.

     The 2000 Plan permits employees of the Company and its designated subsidiaries to purchase shares of Common Stock from the Company through a series of offerings. Generally, each offering may last up to two years. Offerings under the 2000 Plan commence every six months, so at any given point in time, the Company may be conducting more than one offering. However, employees are only eligible to participate in one offering at a time. Each eligible employee may elect to have amounts withheld from his or her compensation which will accrue in an account for such employee during the period of an offering. On each June 1 and December 1 during the two-year offering period, funds that have accrued in this account will be used to purchase Common Stock, subject to certain limitations that are described in more detail below, at a purchase price that is 85% of the fair market value of the Common Stock on either the initial date of each offering, or on the last trading day prior to the date of purchase, whichever is less.

     The 2000 Plan was adopted by the Board of Directors as of March 9, 2000 and approved by shareholders on November 16, 2000, and amended by the Board of Directors on September 12, 2002, subject to stockholder approval.

     The following is a brief summary of the provisions of the 2000 Plan. This summary is qualified in all respects by reference to the full text of the 2000 Plan, a copy of which may be obtained from the Clerk of the Company upon request.

                      PRINCIPAL FEATURES OF THE 2000 PLAN

     Eligibility. Persons eligible to participate in an offering under the 2000 Plan are generally those employees who are employed by the Company or certain of its subsidiaries at least seven (7) calendar days prior to a given enrolment date, and do not own capital stock of the Company and/or hold outstanding options to purchase capital stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any subsidiary. The Company had approximately 4,930 employees at June 30, 2002.

     Offering Periods. The 2000 Plan consists of consecutive, overlapping offering periods with a new offering period commencing on the first trading day on or after June 1 and December 1 of each year. The initial offering under the 2000 Plan commenced on June 1, 2000. The Board may change the period of any offering that has not yet commenced if the Board announces the change at least five (5) days prior to the commencement of the offering.

     Shares Subject to Purchase. A total of 800,000 shares of Common Stock were originally available for sale pursuant to the 2000 Plan. Currently, 349,971 shares of Common Stock remain available for sale pursuant to the 2000 Plan as of June 30, 2002. The amendment to the 2000 Plan would increase the maximum number of shares of Common Stock available for sale under the 2000 Plan to 1,800,000. Should any shares fail to be sold during any offering, such shares may again be available for purchase in subsequent offerings.

     Administration. The 2000 Plan may be administered by the Board or a committee appointed by the Board. The Board or its committee have full and exclusive discretionary authority to construe, interpret and apply the terms of the 2000 Plan, to determine eligibility and to adjudicate all disputed claims filed under the 2000 Plan. Every finding, decision and determination made by the Board or its committee is, to the full extent permitted by law, final and binding upon all parties.

     Duration of 2000 Plan. The 2000 Plan shall continue until terminated by the Board of the Company, provided, however, that except as provided in the 2000 Plan, termination shall not affect options previously granted.

     Payroll Deductions. Employees may request that the Company withhold up to ten percent (10%) of their compensation. An employee may discontinue participation in an offering under the 2000 Plan or may increase or decrease the rate of payroll deductions to not more than 10 percent (10%) or less than zero percent (0%) not more than four (4) times during each offering period. Such rate change will go into effect on the first full payroll period following the fifth
(5th) business day after the Company receives a new "Subscription Agreement" from the employee authorizing such change.

     Grant of Option. On the first day of each offering period, each eligible employee participating in such offering period will be granted an option to purchase up to a whole number of shares of Common Stock determined by dividing $40,000 by the fair market value of a share of Common Stock on that day. The option shall be exercisable as to 25% of the total number of shares on the last trading day of each purchase period during the offering period. A purchase period is the approximately six month period commencing on or after June 1 and December 1 of each year and terminating approximately six months later, except that the first purchase period of any offering period shall commence on the first day of the offering period and shall terminate approximately six months later. Accordingly, there are generally four purchase periods during each offering period. The option shall expire on the last day of the offering period.

     Exercise of Option. A participant's option for the purchase of shares is exercised automatically on the last trading day of each purchase period. Upon exercise, the participant will purchase the maximum number of full shares subject to the portion of the option which vested on such date based upon the applicable purchase price and the accumulated payroll deductions in his or her account. Any money left over in a participant's account after the last trading day of each offering period will be returned to the participant.

     Purchase Price. The purchase price of the shares of Common Stock to be sold pursuant to any given offering is equal to the lesser of (i) 85% of the fair market value of the shares on the first day of the offering period, and
(ii) 85% of the fair market value of the shares on the last trading day of the purchase period. For so long as the Common Stock is traded on the Nasdaq National Market System, the fair market value of a share of Common Stock on any given date shall be the last reported sale price on the trading date prior to such date.

     Automatic Transfer to Low Price Offering Period. If the fair market value of the Common Stock on the last trading day of a purchase period in an offering period is lower than the fair market value of the Common Stock on the first day of such offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of the vested portion of their option and automatically re-enrolled in the immediately following offering period as of the first day thereof.

     Limitation. Notwithstanding anything to the contrary in the 2000 Plan, no participant shall be eligible to participate in the 2000 Plan to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company or of any one of its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) worth of stock (based on the fair market value of the stock on the date of grant of such option) for each calendar year in which such option is outstanding at any time. Furthermore, notwithstanding anything to the contrary in the 2000 Plan, a participant may only participate in one offering period at a time.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan. It does not address the tax consequences that may arise with respect to any gift or disposition other than by sale of Common Stock acquired under the 2000 Plan. For precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax advisors. Participants should also consult with their own tax advisors regarding the application of any state, local, and foreign taxes and federal gift, estate, and inheritance taxes.

     The 2000 Plan qualifies as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The 2000 Plan was approved by the stockholders of the Company on November 16, 2000. The 2000 Plan is not a qualified plan under Section 401(a) of the Code.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 2000 Plan or upon purchasing shares of Common Stock under the 2000 Plan. Instead, if a participant sells Common Stock acquired under the 2000 Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

     Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 2000 Plan will have any tax consequences to the Company, provided, however, that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant, except with respect to ordinary compensation income recognized by a participant upon the disposition of Common Stock after the holding period described above. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     Withholding. The amount that a participant elects to have deducted from his or her pay for the purchase of Common Stock under the 2000 Plan constitutes taxable wages and is subject to withholding. Moreover, the Company will have a withholding obligation with respect to ordinary compensation income recognized by a participant. The Company will require any affected participant to make arrangements to satisfy this withholding obligation.

     The individuals who may elect to participate in the 2000 Plan and the number of shares they may acquire are not determinable. The Company had approximately 4,930 employees at June 30, 2002. An offering period commenced on each of June 1, 2000, December 1, 2000, June 1, 2001, December 1, 2001 and June 1, 2002. The following Named Executive Officers have participated in the 2000 Plan and, as of June 30, 2002, have acquired the number of shares of Common Stock at the per share prices corresponding with his name: Josef H. von Rickenbach, 1,220 shares at $7.17; Carl A. Spalding, 727 shares at $11.69; and James F. Winschel, Jr., 4,666 shares at $7.17. As of June 30, 2002, an aggregate of 17,540 shares of Common Stock have been issued to executive officers of the Company as a group, no shares of Common Stock have been issued to non-employee Directors and a total of 432,489 shares of Common Stock have been issued to non-executive officer employees of the Company under the 2000 Plan. An aggregate of 450,029 shares of Common Stock have been issued under the 2000 Plan as of June 30, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE AMENDMENT TO THE 2000 PLAN.

                                   PROPOSAL 3

                     RATIFICATION OF SELECTION OF AUDITORS

     The Company's Audit Committee approved the dismissal of the principal accountants for the Company, Arthur Andersen LLP ("Arthur Andersen"), effective June 20, 2002, and the appointment of Ernst & Young LLP ("E&Y"), effective June 20, 2002, to serve as independent auditors for the Company for the fiscal year ending June 30, 2002. The Board has also selected the firm of E&Y to serve as auditors for the year ending June 30, 2003.

     Prior to the appointment of E&Y, upon the recommendation of the Company's Audit Committee, the Company's Board of Directors determined to change the principal accountants for the Company from PricewaterhouseCoopers LLP ("PWC") to Arthur Anderson, effective as of October 4, 2001, to serve as independent auditors for the Company for the fiscal year ending June 30, 2002. The selection of Arthur Andersen to serve as independent auditors for the Company was ratified by the stockholders of PAREXEL at its Annual Meeting held November 13, 2001. As noted above, Arthur Andersen was dismissed effective June 20, 2002.

     Arthur Andersen did not issue any reports on any of the Company's financial statements during the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants from Arthur Andersen to E&Y. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants from Arthur Andersen to E&Y, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on the Company's financial statements. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants from Arthur Andersen to E&Y, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants from PWC to Arthur Andersen, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. PWC's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for a reference in its report on the financial statements for the year ended June 30, 2000 to the restatement of the financial statements described therein. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants from PWC to Arthur Andersen, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     The Company engaged E&Y as the Company's principal accountants effective as of June 20, 2002. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging E&Y, neither the Company nor anyone on its behalf consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by E&Y that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

     As discussed above, the Company had engaged Arthur Andersen as the Company's principal accountants effective as of October 4, 2001. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Arthur Andersen, neither the Company nor anyone on its behalf consulted with Arthur Andersen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Arthur Andersen that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

     Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP to serve as auditors for the year ending June 30, 2003. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ERNST & YOUNG LLP.

                                   AUDIT FEES

     The aggregate fees billed to the Company by E&Y and Arthur Andersen for professional services for the audit of the Company's annual financial statements for the year ended June 30, 2002 and review of the financial statements included in the Company's Quarterly Reports on Form 10-Q in fiscal year 2002 was approximately $490,901, of which $365,000 was billed by E&Y and $125,901 was billed by Arthur Anderson. There were no such fees billed to the Company by PWC in fiscal year 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed to the Company by Arthur Andersen for financial information systems design and implementation services for fiscal year 2002 was approximately $330,090. There were no fees billed to the Company by E&Y and PWC for financial system design and implementation services in fiscal year 2002.

ALL OTHER FEES

     The aggregate fees billed to the Company by E&Y, Arthur Andersen and PWC for services other than Audit Fees and Financial Information Systems Design and Implementation Fees described above for fiscal year 2002 was approximately $821,191 of which $78,000 was billed by E&Y, $465,692 was billed by Arthur Andersen, and $277,499 was billed by PWC.

     The Audit Committee has considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y's independence.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about PAREXEL Common Stock that may be issued upon the exercise of options and rights under all of its existing equity compensation plans as of June 30, 2002, including PAREXEL's 1987 Stock Plan, 1989 Stock Plan, 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-qualified, Non-Officer Stock Option Plan ("1998 Plan"), 2000 Employee Stock Purchase Plan and 2001 Stock Incentive Plan.

                                                                        WEIGHTED-        NUMBER OF SECURITIES
                                                                    AVERAGE EXERCISE    REMAINING AVAILABLE FOR
                                                                        PRICE OF         FUTURE ISSUANCE UNDER
                                          NUMBER OF SECURITIES TO      OUTSTANDING        EQUITY COMPENSATION
                                          BE ISSUED UPON EXERCISE       OPTIONS,           PLANS (EXCLUDING
                                          OF OUTSTANDING OPTIONS,     WARRANTS AND      SECURITIES REFLECTED IN
PLAN CATEGORY                               WARRANTS AND RIGHTS          RIGHTS               COLUMN (A))
-------------                             -----------------------   -----------------   -----------------------
                                                    (A)                    (B)                    (C)
Equity compensation plans approved by
  security holders......................          2,731,447              $16.06                1,444,150
Equity compensation plans not approved
  by security holders...................          1,283,123(1)           $13.38                   87,942
                                                -----------                                    ---------
          Total.........................          4,014,570              $15.20                1,532,092

---------------

(1) See the description below of the 1998 Plan.

THE 1998 PLAN

     As of June 30, 2001, PAREXEL had reserved 1,371,065 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonqualified stock options to non-officer employees at the fair market value of Common Stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire in eight years from the date of grant and vest at dates ranging from the issuance date to five years. As of June 30, 2002, approximately 1,283,123 shares are reserved for issuance upon exercise of outstanding options and approximately 87,942 shares are available for grant under the 1998 Plan. The Company's 1998 Plan has not been approved by the Company's stockholders.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: 195 West Street. Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-487-0525. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company's 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than June 20, 2003.

     In addition, the by-laws of the Company require that a stockholder seeking to have any business conducted at a meeting of stockholders give notice to the Company not less than 60 and not more than 90 days prior to the scheduled meeting. However, if the meeting is either a special meeting in lieu of an annual meeting of stockholders to be held prior to the date specified in the by-laws or is a special meeting and less than 70 days' notice is given of the date of the meeting, a stockholder will have 10 days from the earlier of (a) the date on which notice of such meeting was mailed or (b) the date that public disclosure was made of such meeting date in which to give such notice. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

     Proponents should submit their proposals by certified mail return receipt requested. Such stockholder proposals should be submitted to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451,
Attention: Clerk.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

October 18, 2002

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                                                       PXC-PS-02

                        PAREXEL INTERNATIONAL CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 2000 Employee Stock Purchase Plan of PAREXEL International Corporation.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the United States Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  DEFINITIONS.

         a. "BOARD" shall mean the Board of Directors of the Company.

         b. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         c. "COMMON STOCK" shall mean the Common Stock of the Company.

         d. "COMPANY" shall mean PAREXEL International Corporation and any Designated Subsidiary of the Company.

         e. "COMPENSATION" means the amount of money reportable on an Employee's Federal Income Tax Withholding Statement (Form W-2 or comparable statement in foreign jurisdictions) before any withholdings for health insurance or under a Section 401(k), 125, 129 or similar plan, including without limitation, salary, wages, overtime, shift differentials, bonuses and incentive compensation, but excluding third party sick or disability pay, allowances and reimbursements for expenses such as relocation allowances or travel expenses, whether specifically designated as such or designated as signing bonuses, income or gains attributable to restricted stock, stock options, stock appreciation rights or other similar equity based compensation, imputed income for non cash items, such as life insurance premiums, and similar items, whether or not specifically itemized on the Form W-2.

         f. "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         g. "EMPLOYEE" shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is more than five (5) months in any calendar year and more than 20 hours per week or such lesser periods as may be required by local legal requirements. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other bona fide leave of absence approved by the Company. If a sick leave or other leave of absence exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the individual's employment relationship with the Company shall be deemed to have terminated on the 91st day of such leave.

         h. "ENROLLMENT DATE" shall mean the first day of each Offering Period.

         i. "EXERCISE DATE" shall mean the last Trading Day of each Purchase Period.

         j. "FAIR MARKET VALUE" shall mean the value of the Common Stock on any given date of determination, determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (2) If the Common Stock is regularly quoted on the over-the-counter market, its Fair Market Value shall be the mean of the closing bid and asked price for such stock as quoted on such market for the last market trading day prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (3) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Board.

         k. "OFFERING PERIODS" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

         l. "PLAN" shall mean this Employee Stock Purchase Plan.

         m. "PURCHASE PERIOD" shall mean the approximately six month period commencing on the first Trading Day on or after June 1 and December 1 of each year and terminating approximately six (6) months later on the last Trading Day on or before the following November 30 and May 31 of each year, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and terminate approximately six (6) months later on the last Trading Day on or before the following November 30 or May 31. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of the Plan.

         n. "PURCHASE PRICE" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the applicable Exercise Date, whichever is lower; provided however, that, in the event (i) the Company's stockholders approve an increase in the number of shares available for issuance under the Plan, (ii) all or a portion of such additional shares are to be issued with respect to one or more Offering Periods that are underway at the time of such stockholder approval ("NEW SHARES"), and (iii) the Fair Market Value of a share of Common Stock on the date of such approval (the "AUTHORIZATION DATE FMV") is higher than the Fair Market Value on the Enrollment Date for any such Offering Period, the Purchase Price with respect to New Shares shall be 85% of the Authorization Date FMV or the Fair Market Value of a share of Common Stock on the Exercise Date, whichever is lower.

          o. "RESERVES" shall mean the number of shares of Common Stock covered by each outstanding option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          p. "SUBSIDIARY" shall mean a corporation, limited partnership or business trust, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          q. "TRADING DAY" shall mean a day on which the established stock exchange, the national market system or the over-the-counter market on which the Common Stock is traded is open for trading.

     3.  ELIGIBILITY.

         a. Any Employee who shall be employed by the Company at least seven
(7) calendar days prior to a given Enrollment Date shall be eligible to participate in the Offering Period commencing on such Enrollment Date; provided that an Employee may not participate in more than one Offering Period at the same time.

         b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of a share of Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that an Employee may not be granted an option under the Plan because of the foregoing restrictions, the Employee shall be granted an option to purchase the maximum number of shares that would not violate the foregoing restrictions.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 17 hereof. The Board shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected thereafter.

     5.  PARTICIPATION.

         a. An eligible Employee may become a participant in the Plan by completing a subscription agreement in such form as the Company may deem satisfactory and filing it with the Company's payroll office or such other office as the Company may direct prior to the applicable Enrollment Date.

         b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 9 hereof.

     6.  PAYROLL DEDUCTIONS.

         a. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

         b. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

         c. A participant may discontinue his or her participation in the Plan as provided in Section 9 hereof, or may increase or decrease the rate of his or her payroll deductions to not more than 10 percent (10%) or less than zero percent (0%) not more than four (4) times during each Offering Period by completing or filing with the Company a new subscription agreement authorizing such change in payroll deduction rate. The Board may, in its discretion, increase or decrease the number of participation rate changes that may be made by a participant during any Offering Period. The change in rate shall be effective with the first full payroll period following the fifth (5th) business day after the Company's receipt of the new subscription agreement. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 9 hereof.

         d. At the time the option is exercised, in whole or in part, or at the time any of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) up to a whole number of shares of the Company's Common Stock (the "Option Shares") determined by dividing $40,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 16), and provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be exercisable as to 25% of the Option Shares on each Exercise Date during the Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 9 hereof. The option shall expire on the last day of the Offering Period.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 9 hereof, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date during the Offering Period, and a number of full shares not exceeding the number of shares as to which such participant's option is exercisable on such Exercise Date shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any other monies left over in a participant's account after the last Exercise Date in the Offering Period shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.  WITHDRAWAL.

         a. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form as the Company shall deem satisfactory; provided that no Employee may withdraw his or her payroll deductions less than ten (10) Trading Days prior to an Exercise Date. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated upon receipt of such notice, and no further payroll deductions from such participant for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

         b. A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

     10. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan, such participant's option shall be automatically terminated and the accumulated payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise his or her option shall be returned to such participant or, in the case of his or her death, to the executor or administrator of the Employee's estate or if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last day of the Offering Period, the Designated

Subsidiary by which an Employee is employed shall cease to be a Subsidiary of the Company, or if the Employee is transferred to a Subsidiary of the Company that is not a Designated Subsidiary, the Employee shall be deemed to have terminated employment for the purposes of this Plan.

     11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  STOCK.

          a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 16 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,800,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          b. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

     13. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     14. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof.

     15. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.


     16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

          a. CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock available for sale under the Plan, the Reserves, the maximum number of shares each participant may purchase during each Purchase Period (pursuant to Section
7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall shorten any Purchase Periods then in progress by setting a new Exercise Date (the "NEW EXERCISE DATE"), and any Offering Period shall terminate on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten
(10) days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9 hereof.

          c. MERGER OR ASSET SALE. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 60% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option shall be exercised the securities or property which a holder of one share of Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board shall take such steps in connection with such merger or consolidation as the Board shall deem necessary to assure that the provisions of Section 16(a) shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or which involves a sale of all or substantially all of the assets of the Company (an "Acquisition"), while unexercised options remain outstanding under the Plan, all options outstanding as of the effective date of the Acquisition shall be deemed assumed or substituted for and each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the Acquisition. Notwithstanding the foregoing, in the event that the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume or substitute for the options, then the Board shall shorten any Purchase Periods then in progress by setting a New Exercise Date, and any Offering Periods then in progress shall terminate on the New Exercise Date. The New Exercise Date shall be before the effective date of the Acquisition. The Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9 hereof.

     17.  AMENDMENT OR TERMINATION.

          a. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 16 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 16 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of the participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), if applicable, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          b. Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     18. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     19. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     20. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system or over-the-counter market on which the Company's Common Stock trades, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

     21. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on an established stock exchange or quotation on a national market system or an over-the-counter market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     22. GOVERNING LAW. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

     23. SOURCE OF SHARES. Shares may be issued upon exercise of an option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     24. NOTIFICATION UPON SALE OF SHARES. Each Employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased.

     25.  EFFECTIVE DATE. The Plan shall take effect on June 1, 2000.

                                    PROXY

                      PAREXEL INTERNATIONAL CORPORATION

       PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 21, 2002
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Josef H. von Rickenbach and Mark T. Beaudouin and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on November 21, 2002 at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 18, 2002, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the Intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

----------------                                                ----------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
----------------                                                ----------------

PAREXEL INTERNATIONAL
CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


     Please mark
 [X] votes as in
     this example.


     1. To elect two (2) Class I Directors to each serve for a term continuing until the annual meeting of stockholders in 2005 and until his successor is duly elected & qualified.
        (01) Patrick J. Fortune, (02) William U. Parfet.

                       FOR           WITHHELD
                       [ ]             [ ]

        [ ]_____________________________________
            For nominees except as noted above

     2. To approve an amendment to the PAREXEL International Corporation 2000 Employee Stock Purchase Plan

                       FOR           AGAINST        WITHHELD
                       [ ]             [ ]            [ ]

     3. To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending June 30, 2003.

                       FOR           AGAINST        WITHHELD
                       [ ]             [ ]            [ ]



                                                                MARK HERE
                                                               FOR ADDRESS [ ]
                                                               CHANGE AND
                                                              NOTE AT LEFT

         THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Signature:_________________ Date:______  Signature:_________________ Date:______